THE DIRECTV GROUP, INC.

EXHIBIT 99.3

ITEM 15.    EXHIBITS, FINANCIAL STATEMENT SCHEDULES, AND REPORTS ON FORM 8-K

(a)	1.	Financial Statement Schedule II—Valuation and Qualifying Accounts for the Years Ended December 31, 2003, 2002 and 2001

SCHEDULE II — VALUATION AND QUALIFYING ACCOUNTS

Description	Balance at beginning of year	Additions charged to costs and expenses	Additions charged to other accounts		Deductions		Balance at end of year
	(Dollars in Millions)
For the Year Ended December 31, 2003
Allowances Deducted from Assets
Accounts and notes receivable (for doubtful receivables)	$(93.6)	$(181.9)	$(80.9	)(a)	$240.8	(b)	$(115.6)
Inventories (principally for obsolescence of service parts)	(34.5)	(6.7)	—		7.9	(c)	(33.3)

Total Allowances Deducted from Assets	$(128.1)	$(188.6)	$(80.9)		$248.7		$(148.9)

For the Year Ended December 31, 2002
Allowances Deducted from Assets
Accounts and notes receivable (for doubtful receivables)	$(98.6)	$(154.3)	$(70.6	)(a)	$229.9	(b)	$(93.6)
Inventories (principally for obsolescence of service parts)	(27.1)	(14.5)	(1.9	)(d)	9.0	(c)	(34.5)

Total Allowances Deducted from Assets	$(125.7)	$(168.8)	$(72.5)		$238.9		$(128.1)

For the Year Ended December 31, 2001
Allowances Deducted from Assets
Accounts and notes receivable (for doubtful receivables)	$(81.1)	$(173.5)	$(72.4	)(a)	$228.4	(b)	$(98.6)
Inventories (principally for obsolescence of service parts)	(34.8)	(7.6)	—		15.3	(c)	(27.1)

Total Allowances Deducted from Assets	$(115.9)	$(181.1)	$(72.4)		$243.7		$(125.7)

(a)	Primarily reflects the recovery of accounts previously written-off and increases resulting from acquisitions or consolidation of LOCs previously accounted for under the equity method.
(b)	Primarily relates to accounts written-off.
(c)	Relates to obsolete parts and/or discontinued product lines written-off and reduction in reserves based on physical inventory adjustments.
(d)	Primarily relates to purchase accounting adjustments.

Reference should be made to the Notes to the Consolidated Financial Statements.